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                                                                  EXHIBIT 23.01

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this annual report on Form 10-K of our report which includes an explanatory paragraph on the adoption of a new established standard for the impairment of long-lived assets and the adoption of Statement of Financial Accounting Standard No. 109, ACCOUNTING FOR INCOME TAXES, on our audits of the consolidated financial statements and financial statement schedule of Portola Packaging, Inc. and Subsidiaries.


                                                       COOPERS & LYBRAND L.L.P.


San Jose, California
October 22, 1996